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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PACCAR Inc Long Term Incentive Plan of our report dated February 18, 2003, with respect to the consolidated financial statements of PACCAR Inc incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
March 7, 2003

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Exhibit 23.1